EXHIBIT 10.5


                           RECOVERY ENGINEERING, INC.
                           2229 Edgewood Avenue South
                              Minneapolis, MN 55426
                 Telephone (612) 541-1313 -- Fax (612) 541-1230

                             CONTRACT # THERMOTECH 1

Recovery Engineering, Inc. "REI", 2229 Edgewood Avenue South, Minneapolis, MN 55426 and

                                   Thermotech
                              1202 South 5th Street
                                Hopkins, MN 55343

enter into this agreement dated November 25 for a period of 3 years, beginning November, 1996 with an expiration date of November 1999, Thermotech is hereinafter referred to as "Supplier." It is agreed that the following terms and conditions shall apply to all orders placed by REI with Supplier during the term of this agreement and shall supersede all other terms and conditions between the parties that are contrary to these terms and conditions.

1. The following REI and/or supplier part numbers comprise the product(s) covered by this agreement:

     See attached addendum "A"

2.   CONTRACT PRICE: as stated / see attached

             PART NUMBER                         PRICE
       See attached addendum "A"         See attached addendum "A"

3.   PAYMENT DISCOUNT TERMS: Net 57 days

     The point in time used in qualifying for payment discounts is (initial one)

         [   ]  Scheduled delivery date
         [   ]  Invoice date
         [ X ]  Actual delivery date

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4.   FREIGHT TERMS: (initial one and complete)

         [   ]  Prepaid REI's dock St. Louis Park
         [   ]  FOB Origin Collect
         [   ]  Other:  FOB Thermotech, Freight Prepaid

5.   INVOICE OF FREIGHT: (initial one)

         [ NA ]   Separate invoice
         [ NA ]   Freight added to original invoice

6.   DELIVERY:

     REI has the right to cancel any goods not shipped on time. TIME IS OF THE ESSENCE on all shipments. The supplier must notify REI of anticipated delays. Early deliveries are subject to return at the supplier's expense and liability. Premium freight costs incurred above the "standard routing" transportation rate due to late deliveries, specified routing not used, proper authorization or documentation and shipped to wrong location will be assumed by the supplier. See attached addendum "B".

7.   QUALITY INSPECTION:

     REI has the right to inspect the goods for conformance to specifications, merchanability, and fitness for purpose even though prior payments were made for the goods. See attached addendum "B".

8. DEFECTIVE PRODUCT; HARMFUL INGREDIENTS: The Supplier hereby represents and warrants that the Product is free of defects and harmful ingredients and shall be liable for "latent" defects despite inspection and acceptance by REI. The Supplier also represents and warrants that the Product complies with the Consumer Product Safety Act and OSHA's Hazard Communication Rule.

9.   RETURNS DUE TO QUALITY PROBLEMS: See attached QWR.

10.  DELIVERY CHANGES:

     REI has the right to hold up shipments because of strikes, accidents or other causes of work stoppage at our plants.

11.  DOCUMENTATION REQUIREMENTS:

     REI purchase order number, line number, part number and quantity must appear on all invoices, correspondence, shipping papers and packages. REI reserves the right to charge back the supplier for non-compliance.

12.  PROPERTY INSURANCE:

     The supplier must have insurance for any of REI's property in the supplier's possession and indemnify the buyer for any loss or damage.

13.  PROPERTY PROTECTION:

     Any tooling, dies, fixtures, artwork, photos, etc. "property" supplied by REI or purchased by REI is REI's. Suppliers shall maintain REI's property in good condition and must be returned to REI upon

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     request. Supplier acknowledges that title to such property is REI's and shall return such property immediately upon request of REI.

14.  PATENT OR COPYRIGHT INFRINGEMENT:

     The Supplier represents and warrants that the Product does not infringe on any patents, copyrights or other proprietary rights of third parties. The Supplier agrees to indemnify and hold harmless REI from and against any claims and expenses (including fees and expenses of counsel to REI) based on the Product's infringement or alleged infringement of any patents, copyrights or other proprietary rights of other parties.

15.  OVERSHIPMENTS: (initial one)

         [   ] Overshipments of quantities larger than ordered are allowed and invoice at larger amount.

         [   ] Overshipment of quantities larger than ordered are allowed but invoice at order quantity.

         [ X ] Overshipments are not allowed.

16.  PURCHASE ORDER AND CONTRACT REVISIONS:

     REI's purchase order is limited to the terms and conditions contained on the face and reverse sides. Any additional or different terms proposed by the supplier in any quotation, acceptance or other documentation previously issued or issued hereafter are hereby deemed to be material alterations and hereby objected to.

     No revisions to the terms of this contract are permitted by anyone other than the authorized buyer.

17.  ORDER CANCELLATIONS:

     REI has the right to cancel the contract and purchase order if the supplier fails to comply with the terms of this agreement.

18.  BUYER'S RIGHTS:

     Payment for the goods will not end REI's rights under this contract, or the representation on warranties of supplier concerning the goods.

19. PRODUCT WARRANTY: The Supplier hereby represents and warrants the Product to be merchantable and fit for the purpose for which REI intends to use the Product. The Supplier further represents and warrants that the Product complies with all applicable federal, state and local laws.

20.  WORKER SAFETY INSURANCE:

     REI has a hold harmless clause for services performed on our premises. The supplier must have a specified amount of Worker's Compensation, Occupational Disease, and Public Liability Insurance and furnish the proof of such insurance to REI.

21.  PRODUCT DESIGN PROTECTION:

     The supplier agrees not to use REI's drawings, designs or tooling to produce goods for another customer.

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22.  PRODUCT TESTING:

     Additional time may be needed to inspect or test material/machinery at REI's facility. REI's right to reject goods or material shall extend through the times of inspection.

23.  TERMINATION:

     REI shall have the right to terminate the contract at any time without cause with 90 days written notice.

     Supplier's claim is limited to reasonable cost the supplier has incurred.

     REI is not liable for material, labor, etc. bought in unreasonable anticipation of REI's needs or manufactured in advance of requirements.

24.  ASSIGNMENT/SUBCONTRACTS:

     Supplier is restricted from doing so with REI's written permission. REI shall have the right to assign the contract.

25.  PROPRIETARY INFORMATION:

     The supplier shall keep REI's proprietary information in confidence. Nondisclosure agreement attached.

26.  SUBSTITUTIONS:

     The supplier cannot make any substitutions without REI's written consent.

27.  TAXES:

     The supplier's price is to include all taxes.

28.  ARBITRATION:

     Disputes over the terms of this agreement shall be determined by arbitration. Arbitration shall be held in the State of Minnesota, the laws of the state of Minnesota shall apply.

29.  TOOLING TERMS AND CONDITIONS:

     See attached addendum "C"

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These terms and conditions agreed upon this 25th day of November, 1996.

THERMOTECH                               RECOVERY ENGINEERING, INC.

/s/ Paul J. Stanton                      /s/ Brian F. Sullivan
----------------------------------       ---------------------------------------
Authorized Signature                         Brian Sullivan, CEO

                                         /s/ Sally S. Mainquist
                                         ---------------------------------------
                                             Sally Mainquist, V.P. Manufacturing

                                         /s/ Neal Hiatt
                                         ---------------------------------------
                                             Neal Hiatt, Materials Manager

                                         /s/ Debra Johnson
                                         ---------------------------------------
                                             Debra Johnson, Sr. Buyer

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ADDENDUM "B"

Thermotech has agreed to the following:

1.   No mark-up of resin material in the pricing of Addendum "A".

2. Thermotech and REI will establish a kanban system with three weekly deliveries, REI will make an effort to maximize truck space efficiency.

3. Cost reduction target of 5% per year. Share cost reduction when provided by supplier 50/50.

4. Quality will at 98% or better, quality improvement plan to be developed by Thermotech for each part number; REI to hold a strategy meeting to determine time frame for quality improvement for each part number.

5.   On-time delivery performance of 95% or better.

6. Recyclable packaging will be implemented for each part as deemed; parts to be requoted based on using recyclable packaging. Cost of containers purchased for this will be 50% cost to Themotech and 50% cost to REI.

7.   First article samples will provided to REI at no charge.

8. It is at the discretion of REI to amortize tooling charges as follows: 1/3 down with tooling order, balance with interest over one (1) years production parts, unpaid balance due 12 months after mold approval.

9. Goal of Dock-to-Stock for all items is directly linked with quality improvement plan meeting.

11. Weekly on-site support will be provided by Thermotech; on-site support to include Thermotech becoming member of REI teams where parts provided by Thermotech will be impacted.

12.  For new parts quoted agreed pricing calculation will shared with REI:

     i.e.:      Overhead
                Press Rate
                Material
                Cycle time

13. Future price increases proposed will be based on documented material increases only.

14. Thermotech to accept excess raw material resulting from related tool transfers; only sealed drums of virgin material is acceptable. (At Thermotech's standard cost.)

15. Material Certification will be provided with each shipment as specified by NSF standards.

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                           RECOVERY ENGINEERING, INC.
                     QUALITY WORKING RELATIONSHIP AGREEMENT

1.   INTRODUCTION

     1.1  SUPPLIER QUALITY GOALS

          Recovery Engineering, Inc. will work in harmony, mutual respect and cooperation with its suppliers.

          * Suppliers have the responsibility to deliver exactly the product and/or service that they have promised to produce.

          * We expect the standard of performance of our suppliers to be zero defects.

          * If problems exist, or if it is necessary to make corrections, we expect our suppliers to satisfy all complaints fully and as quickly as possible, then to correct the system that produced the problem.

2.   SUPPLIER QUALITY ASSURANCE REQUIREMENTS

     2.1  QUALITY CONTROL SYSTEM

          The supplier is responsible for the quality of the material and processing provided to Recovery Engineering, Inc. The supplier shall maintain an effective quality control system coordinated with production activities. The system shall provide prompt detection of discrepancies and immediate corrective actions to prevent defective supplies from reaching Recovery Engineering, Inc. The supplier's system should be documented and the records must be available for audit and review as deemed necessary by Recovery Engineering, Inc.

     2.2  ORGANIZATION

          A responsible, authoritative representative of the supplier with immediate access to top management must administer the quality control system.

     2.3  DESIGN AND PROCESS CHANGE CONTROL

          No product, part number, or critical processing changes shall be made on material supplied to Recovery Engineering, Inc. without prior specific authorization by Recovery Engineering, Inc. Notification of all such changes, and their effect on meeting commitments on outstanding purchase orders, must be made to authorized persons in the Recovery Engineering, Inc. Purchasing Department. In some cases, sample approval will be required.

          The supplier will maintain an effective drawing change control system to ensure that only current drawings and specifications are used.

          Obsolete information must be removed from all points of issue and use.

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     2.4  PROCEDURES


          The supplier shall provide and maintain written work, inspection and test instructions, as required, to supplement drawings and specifications. These instructions shall be kept current and be available at all locations where they are needed.

     2.5  INSPECTION AND TESTING

          Suppliers are expected to inspect and test products supplied to Recovery Engineering, Inc. to assure conformance to specifications of applicable drawings, standards, etc. Acceptance inspections or tests performed by Recovery Engineering, Inc. do not relieve the supplier of this responsibility.

     2.6  MEASUREMENT AND TEST EQUIPMENT

          The supplier must provide and maintain measuring and test equipment in sufficient quantities necessary to ensure continued accuracy. This equipment must be updated to reflect engineering changes. The supplier should maintain and conform to a written schedule for maintenance and calibration of such equipment.

     2.7  CONTROL OF SUBCONTRACTED SUPPLIES

          The supplier is responsible for ensuring that all supplies obtained from outside sources for use in products supplied to Recovery Engineering, Inc. conform to all specified requirements.

          The supplier may use one or all of the following methods to ensure receipt of conforming subcontracted materials:

          *    Quality assurance surveys at its supplier's location.

          * Satisfactory inspection and test results, or certification of compliance, provided by subsupplier.

          * Performance of incoming inspections and tests at adequate frequencies to ensure conformance to specifications.

     2.8  QUALITY DOCUMENTATION

          The supplier is required to be able to document its quality system and quality performance experience. Adequate records must be maintained of all inspections and tests performed. These records are to be available for review by Recovery Engineering, Inc. representatives on request.

     2.9  QUALITY STATUS IDENTIFICATION

          The supplier must identify the inspection and test status (okay, reject, sort, hold, rework, etc.) of all purchased materials, raw materials, work in process, and finished materials by means of stamps, tags, routing cards, color codes, or other normal means.

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3.   QUALITY ASSURANCE PROCESS

     3.1  MATERIALS QUALIFICATION

          Materials qualification is the process used by Recovery Engineering, Inc. to assure that a given supplier's material or process will conform to requirements in a given application.

          The process consists of these steps:

          * Review and approval of all new engineering drawings by Purchasing and Design Engineering. Input from suppliers may also be requested during this stage of drawing review.

          * Inspection of all prototype and sample parts by Quality Control Department.

          *    Reliability testing by Engineering Department.

     3.2  RECEIVING INSPECTION

          All materials received at Recovery Engineering, Inc. must pass through Receiving Inspection. Inspection levels vary from simple physical identification to complete dimensional and functional check, depending on past performance.

     3.3  NONCONFORMANCE REPORTING SYSTEM

          All purchased part nonconformances are documented on a Nonconformance Report (NMR). The information from each of these reports, along with the associated costs of quality, is stored in a computer database and used for reporting supplier quality performance. Purchased part costs of quality include rework labor, factory overhead, scrap, and paperwork and material handling costs. Should the NMR be written at receiving inspection, the NMR, along with a marked drawing and past history, is then forwarded to the Recovery Engineering, Inc. appropriate buyer.

     3.4  DISPOSITION OF DEFECTIVE MATERIAL

          Nonconforming material is handled in one of the following ways:

          * Return to supplier -- this is Recovery Engineering, Inc.'s preferred disposition method. It will be used whenever possible.

          * Scrap at Recovery Engineering, Inc. at supplier's expense -- supplier will be notified prior to disposition.

          * Rework at Recovery Engineering, Inc. at supplier's expense -- supplier will be notified prior to reworking.

          All NMRs are required to have corrective action prior to disposition. All suppliers will negotiate in good faith the settlement of all cost incurred associated with the nonconforming parts they ship to us.

     3.5  RETURNING DEFECTIVE MATERIAL

          * RETURN FOR REPAIR, REPLACEMENT OR CREDIT: Materials returned for repair,

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               replacement, or credit will be accompanied by a copy of the
               Return form, which serves as the packing slip.

               The return order packing slip explains the reason for return, quantity returned, new purchase order number, etc.

          * WARRANTY RETURNS: A Return form also accompanies all warranty materials returned to the supplier. The return order packing slip explains that the materials were returned from the field under warranty, reason for return, etc.

          Any material which is repaired and returned to Recovery Engineering, Inc. under the Return form must be in "as new" condition. This includes appearance items (painting, plating, etc.), packaging, and complete inspection and testing to new material specifications. No reference to any defect shall be on the material or package, and all required "loose" items (mounting hardware, clevis pin, keys, etc.) must be included. Material marked "rebuilt" or "reconditioned" will not be accepted.

     3.6  SUPPLIER CORRECTIVE ACTION

          A Corrective Action Request will be used by Recovery Engineering, Inc.'s Quality Group to notify suppliers of nonconformance and to obtain documentation as to the cause of the discrepancy and the corrective action taken by the supplier.

          If a score of 3 or less is received on the Quality Audit Survey, the supplier must provide a corrective action plan for improvement.

          Suppliers are responsible for detailing the reason for the nonconformance, a statement of corrective action taken to prevent the noncomformance from recurring, and the effective date. All requests must be answered on or before the date specified. All answered requests are reviewed by Recovery Engineering, Inc. Quality or Purchasing. The form will be reissued if specific corrective action is not specified.

Signed:                     Date:          Signed:                   Date:

/s/ Robert O. Bishop        8/9/96         /s/ Neal Hiatt            8/21/96
--------------------------  -----------    ------------------------  -----------

Q.A. Manager                               Materials Manager
--------------------------                 ------------------------
Title                                      Title

Thermotech                                 Recovery Engineering
--------------------------------------     -------------------------------------
Company Name                               Company Name

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ADDENDUM "C"

                          TOOLING TERMS AND CONDITIONS
                           RECOVERY ENGINEERING, INC.

INTRODUCTION

The following terms and conditions supplement those shown on the reverse side of our Purchase Order and supersede any inconsistent provision on Purchase Orders for the supplying of tooling by Seller to Recovery Engineering, Inc. (REI/Buyer).

IDENTIFICATION AND MARKING

     1.0 Supplier shall identify all new tooling as designated in the tooling purchase order. This applies to REI owned tooling. A tool number shall be assigned and affixed to the tooling indicating the funding and/or controlling agency, i.e., Property of REI.

     2.0 Marking shall be accomplished in the appropriate manner of those methods listed below, unless otherwise stated on the purchase order. Extreme caution must be exercised so as not to damage or distort tools when placing identification markings on them.

          2.1 Whenever practical, the required identification should be placed on the tools by metal stamping. The size of the letters and figures used for metal stamping should be in proportion to the size of the tool and clearly legible.

          2.2 On hardened parts and parts that may be distorted by stamping, or where it is otherwise impractical to stamp, the required identification may be applied by etching or other means of permanent identification.

          2.3 Metal identification tags should be used in identifying tools where because of size and delicate construction, it is impractical to mark them otherwise. When using metals tags, identification data should be placed upon the metal tag and securely attached to the tool with a wire lead.

          2.4 When a tool consists of more than one part, individual parts shall be marked in accordance with 2.1, 2.2, , of 2.3 above.

PAYMENT

Upon acceptance of tooling in accordance with the paragraph below, Seller shall submit an invoice to Buyer for payment. To qualify for payment, the invoice must be accompanied by the following:

     1.0 A complete listing of all tools produced under the purchase order, and breakdown of material, labor, etc. for each tool including a copy of the quote and invoice from tool shop selected.

     2.0 A tool drawing of each individual tool if specified. A photo is optional.

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EXCLUSIVE RIGHTS

Upon acceptance of tooling, in accordance with the paragraph below regarding acceptance, and upon payment of Seller's invoice, all tooling produced under this purchase order becomes the property of REI. Use of this tooling for any purpose other than that authorized by Buyer is strictly prohibited.

MAINTENANCE AND INSPECTION

All tooling produced under this purchase order will be maintained by Seller in usable condition, at no cost to Buyer, while tooling is in their possession. Upon completion of all purchase orders for production usage of these tools, Seller shall store the tooling in adequate protective storage at no charge to the Buyer. Such tools will be subject to inspection by Buyer at Seller's plant or Seller's subcontractor's plants at any time.

DISPOSITION

If no further requirements for usage of the tools arises, Seller shall request disposition of such tooling. Disposition will be advised in writing by the REI/Buyer. If Seller is to return tooling to the REI/Buyer, the cost of transportation shall be paid by the REI/Buyer; however, preparation of tools for shipment shall be responsibility of the Seller.

     1.0 WHEN ANY TOOLING IS REVISED, THE REVISION LEVEL SHALL ALSO BE ADDED TO THE TOOLING NUMBER.

OWNERSHIP AND TRANSFER

     1.0 Ownership of all tooling remains with REI. This includes any tooling which a supplier shall subcontract to his supplier.

     2.0 Transfer of tooling directly from one supplier to another is not permitted unless authorized in writing by REI.

ACCOUNTABILITY

Supplier shall maintain property control records. Such records will contain at a minimum the following information for each item:

     1.0  Identification number, revision level, and description of tool

     2.0  Cost of tool, including any revision costs

     3.0  Number of parts made, including revision level

     4.0  Tooling purchase order number and contract number, if existent

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     5.0  Location

     6.0  Final disposition action and dates

     7.0  Drawings, sketches or photograph of tools

ACCEPTANCE

Acceptance of tooling produced under this Purchase Order will be based on acceptance of a sample lot of parts (quantity shown on face of purchase order for parts). This sample must meet all specifications, prints, and requirements as shown on the producing parts that meet a process capability index (CPK) greater than or equal to 1.33 on all parameters specified. NOTE: Acceptance of tooling on the basis of sample parts does not constitute acceptance of subsequent material, as each lot of material is subject to inspection and acceptance upon receipt.

UTILIZATION

Supplier shall not use any tooling procured by REI except for REI approved uses.

MODIFICATION

Supplier shall not modify REI tooling without written authorization from REI via a purchase order or a change order to the tooling order.

RECALL

REI tooling is subject to recall any time without additional expense by the Buyer.

MASTER REFERENCE

1.   Tool is to be a __________ cavity tool.

2. Tool base is to be made of high quality prehardened tool steel. All cavities and cores are to be made with high quality hardened tool steel. Tool is to be designed to standard quality mold practices.

3. Tool is to have sufficient cooling and venting to allow tool to run at optimum performance. 4. Tool is to have sufficient part ejection system to allow the tool to run at optimum performance with minimal part deformation.

5. Tool is to be manufactured to produce parts per Recovery Engineering, Inc.'s Drawing Number _____ (at the most recent revision supplied) and to meet all specifications on the drawing. Recovery Engineering, Inc. will supply a CAD drawing disk file.

6. No steel for tool is to be cut prior to Recovery Engineering, Inc.'s review of the tool design and written sign off. Supplier is responsible for providing this as part of total tool cost. Responsibility for the tool design capability remains with the supplier.

7. Supplier to supply Recovery Engineering, Inc. with complete tool drawings prior to acceptance of the tool.

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8.   All tooling and designs are the sole property of Recovery Engineering, Inc.

9.   Payment terms are as follows:
     A.  1/3 at the time of order (vendor to supply invoice) Net 30
     B.  1/3 with first samples (vendor to supply invoice) Net 30
     C.  1/3 with final part approval (vendor to supply invoice) Net 30

10. On tools transferred to supplier that were not purchased from supplier, responsibilty and tool life will be determined after assesment of the condition of the tool (s). Tool will then be guaranteed for a remainder of expected life of tool with determined mumber of shots and all maintenance and repair being the responsibility of Thermotech.

11. Tool is to be guaranteed for a life of _____ million shots, with all maintenance and repair being the responsibility of Thermotech.

12. Complete first article report and samples are required prior to production from new or revised tooling. Thermotech to provide 1st article samples at no charge to REI.

13. Supplier will assume ownership of all related fixtures to the piece parts of tools at the Supplier.

SIGNED:

                                             RECOVERY ENGINEERING, INC.


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   Company                                   Company


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   Title                                     Title


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   Signature                                 Signature


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   Date                                      Date